As filed with the Securities and Exchange Commission on August 6, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________________

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	11-1362020
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

37-18 Northern Boulevard
Long Island City, New York 11101
(718) 392-0200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Carmine J. Broccole, Esq.
Vice President General Counsel and Secretary
37-18 Northern Boulevard
Long Island City, New York 11101
(718) 392-0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Brian J. Calvey, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, CT 06901
(203) 324-1400
____________________________

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective.
____________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

____________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate Offering Price	Amount of Registration
Securities to be Registered	(1)(2)	Fee
Common Stock, par value $2.00 per share (3)
Preferred Stock (3)
Debt Securities (3)
Warrants
Depositary Shares
Stock Purchase Contracts
Units
Total	$75,000,000 (3)	$4,185 (4)

(1)
Not applicable pursuant to Form S-3 General Instruction II.D. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock (and depositary shares in respect thereof), such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. If any debt securities are issued at an original issue discount, then such debt securities shall have such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)
Subject to footnote (2), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)
Estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) under the Securities Act of 1933 and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the primary offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

____________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION, DATED AUGUST 6, 2009

$75,000,000

Standard Motor Products, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Stock Purchase Contracts
Units

From time to time, we may offer up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. Such securities may be offered and sold by us in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $75,000,000.

This prospectus provides a general description of these securities. Each time we sell these securities we will provide specific information and the terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. Please read this prospectus and any prospectus supplements together with any documents incorporated by reference carefully before investing. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “SMP.” On August 5, 2009, the last reported sale price for our common stock on the New York Stock Exchange was $11.28 per share.

Our principal executive offices are located at 37-18 Northern Boulevard, Long Island City, New York 11101, and our telephone number is (718) 392-0200.

We may offer these securities directly to investors, through underwriters, dealers or agents, on a continuous or delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to the securities being offered.

Investing in our securities involves risks that you should consider and that are described in our most recent Annual Report on Form 10-K , and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus or any applicable prospectus supplement.  See also “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, either separately or represented by depositary shares, or warrants to purchase any of such securities, either individually or in units, or various series of debt securities, in one or more offerings, up to a total initial issuance amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities to be offered will be described in a prospectus supplement. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us” and “our” refer to Standard Motor Products, Inc. and its subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, the registration statement and any other free writing prospectus authorized by us to be provided to you. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

STANDARD MOTOR PRODUCTS, INC.

We are a leading independent manufacturer and distributor of replacement parts for motor vehicles in the automotive aftermarket industry, with an increasing focus on the original equipment and original equipment service markets. We are organized into two major operating segments, each of which focuses on a specific line of replacement parts. Our Engine Management Segment manufactures ignition and emission parts, ignition wires, battery cables and fuel system parts. Our Temperature Control Segment manufactures and remanufactures air conditioning compressors, air conditioning and heating parts, engine cooling system parts, power window accessories, and windshield washer system parts. We also sell our products in Europe through our European Segment.

We sell our products primarily to warehouse distributors, large retail chains, original equipment manufacturers and original equipment service part operations in the United States, Canada and Latin America. Our customers consist of many of the leading warehouse distributors, such as CARQUEST and NAPA Auto Parts, as well as many of the leading auto parts retail chains, such as Advance Auto Parts, AutoZone, O’Reilly Automotive/CSK Auto, Canadian Tire and Pep Boys. Our customers also include national program distribution groups and specialty market distributors. We distribute parts under our own brand names, such as Standard, ACi, BWD, Hayden and Four Seasons, and through private labels, such as CARQUEST and NAPA Echlin.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, either separately or represented by depositary shares, or warrants to purchase any of such securities, either individually or in units, or various series of debt securities, with a total offering price of up to $75,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	Designation or classification;
•	Aggregate principal amount or aggregate offering price;
•	Maturity, if applicable;
•	Original issue discount, if any;
•	Rates and times of payment of interest or dividends, if any;
•	Redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	Ranking;
•	Restrictive covenants, if any;
•	Voting or other rights, if any;
•	Conversion prices, if any; and
•	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

INCORPORATION BY REFERENCE

The following documents filed with the SEC by Standard Motor Products, Inc. (the “Company”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009 and June 30, 2009;

•
Our Current Reports on Form 8-K filed on January 16, 2009, March 6, 2009 and May 4, 2009, two Current Reports on Form 8-K both filed on May 6, 2009, and our Current Reports on Form 8-K filed on June 29, 2009, July 13, 2009, July 15, 2009 and August 5, 2009 (to the extent filed but not furnished); and

•
The description of our common stock set forth under the caption “Description of Capital Stock – Common Stock” at page 73 of the prospectus forming a part of Amendment No. 1 to our Registration Statement on Form S-3 filed with the SEC on June 4, 2003.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part (to the extent filed but not furnished) indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the above documents (other than exhibits to such documents) may be obtained upon request without charge upon oral or written request to Standard Motor Products, Inc., Attn: Carmine J. Broccole, Esq., Vice President General Counsel and Secretary, 37-18 Northern Boulevard, Long Island City, New York 11101, Telephone (718) 392-0200.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this prospectus, the documents that are incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking” statements under Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 and are subject to numerous risks and uncertainties. These and other forward-looking statements made by us in reports that we file with the Securities and Exchange Commission, press releases, and public statements of our officers, corporate spokespersons or our representatives are based on a number of assumptions and relate to, without limitation: our substantial leverage; economic and market conditions (including access to the credit and financial markets); the performance of the aftermarket sector; changes in business relationships with our major customers’ programs; changes in the product and distribution channel mix; the ability of our customers to achieve their projected sales; competitive product and pricing pressures; increases in production or material costs that cannot be recouped in product pricing; successful integration of acquired businesses; our ability to achieve cost savings from our restructuring activities; product and environmental liability matters (including, without limitation, those related to asbestos-related contingent liabilities or environmental remediation liabilities); as well as other risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or other expressions which predict or indicate future events and trends and do not relate to historical matters identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements as they involve risks and uncertainties and such forward-looking statements may turn out to be wrong. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities in the prospectus and any prospectus supplement to repay a portion of our outstanding indebtedness under our revolving credit facility.  We then intend to borrow funds from time to time under our revolving credit facility for general corporate purposes, which could include:

•	Working capital;
•	Capital expenditures; and
•	Acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated:

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes, discontinued operations and fixed charges.  In addition, we had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	Years Ended December 31,					Six Months Ended June 30,
	2004	2005	2006	2007	2008	2009
Ratio of earnings to fixed charges	0.4	1.0	1.6	1.4	—(a)	2.7

(a)	Earnings were inadequate to cover fixed charges for the year ended December 31, 2008. The deficiency in earnings for the year ended December 31, 2008 was approximately $28.6 million.

DESCRIPTION OF CAPITAL STOCK

We are currently authorized by our Restated Certificate of Incorporation, as amended, to issue up to 30,000,000 shares of common stock, $2 par value per share, and 500,000 shares of preferred stock, $20 par value per share, of which 30,000 shares of preferred stock have been designated as Series A Participating Preferred Stock and reserved for future issuance.  As of July 31, 2009, there were 19,091,005 shares of common stock outstanding held of record by 577 holders of record, and no shares of preferred stock outstanding.

The statements under this caption are brief summaries of certain material provisions of our Restated Certificate of Incorporation and our Restated By-laws.  Such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, such documents.

Common Stock

Holders of common stock are entitled to one vote per share on all matters on which holders of common stock are entitled to vote.  The holders of shares of common stock do not have cumulative voting rights.  Therefore, the holders of more than 50% of the shares of common stock voting for the election of directors can elect all of the directors, and the remaining holders will not be able to elect any directors.  Subject to the rights of the holders of any shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may from time to time be declared by our Board of Directors out of funds legally available therefor.  Holders of common stock have no pre-emptive, conversion, redemption, subscription or similar rights.  In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of shares of common stock are entitled to share ratably in our assets which are legally available for distribution, if any, remaining after the payment or provision for the payment of all of our debts and other liabilities and the payment of any preferential amount due to the holders of shares of any series of preferred stock.  All of the outstanding shares of common stock are fully paid and non-assessable.  See “–Restated Certificate of Incorporation and Restated By-Laws” below for a discussion of supermajority voting requirements contained in the Restated Certificate of Incorporation and Restated By-laws.

The transfer agent for our common stock is Registrar and Transfer Company.

Preferred Stock

Our Restated Certificate of Incorporation authorizes our Board of Directors to issue from time to time up to 500,000 shares of preferred stock in one or more series and to establish and fix the number of shares of such series and the relative rights, preferences and limitations of each series.  Preferred stock, if issued, will rank senior to the common stock as to dividends and as to liquidation preference and could decrease the amount of earnings and assets available for distribution to holders of common stock.  The issuance of the preferred stock may have the effect of delaying, deterring, or preventing a change in control of Standard Motor Products, Inc. and may adversely affect the rights of holders of common stock.  Preferred stock, upon issuance, against full payment of the purchase price therefor, will be fully paid and non-assessable.  As of the date of this prospectus, no shares of preferred stock are outstanding.

New York Business Corporation Law

We are subject to Section 912 of the New York Business Corporation Law, which prohibits certain “business combinations” (as defined in Section 912 generally to include mergers, sales and leases of assets, issuances of securities and similar transactions) by us or one of our subsidiaries with an “interested shareholder” (as defined in Section 912 generally to mean any person, other than us or any of our subsidiaries, that beneficially owns, directly or indirectly, 20% or more of our outstanding voting stock or is one of such person’s affiliates or associates) for five years after the person or entity becomes an interested shareholder unless (1) our Board of Directors shall have approved the transaction before the person became an interested shareholder, (2) the business combination is approved by the holders of a majority of our outstanding voting stock, excluding shares held by the interested shareholder, at a meeting called for such purpose not earlier than five years after such interested shareholder’s acquisition or (3) the transaction meets certain “best price” conditions.

In addition, Article 16 of the New York Business Corporation Law requires that any offeror making a takeover bid for a New York corporation file with the New York Attorney General, as soon as practicable on the date of commencement of the takeover bid, a registration statement containing specified details regarding the proposed takeover.  The New York Business Corporation Law also contains provisions permitting directors in taking action (including taking action relating to a change in control) to consider employees, retirees, customers, creditors and the community, and preventing New York corporations from paying “greenmail” without a shareholder vote.  These statutory provisions may have the effect of delaying, deterring or preventing a future takeover or change in control of Standard Motor Products, Inc., unless such takeover or change in control is approved by our Board of Directors.

Restated Certificate of Incorporation and Restated By-Laws

Our Restated Certificate of Incorporation and Restated By-laws include certain other provisions which are intended to enhance the likelihood of continuity and stability in our ownership and which may have the effect of delaying, deterring or preventing a future takeover or change in control of Standard Motor Products, Inc., unless such takeover or change in control is approved by our Board of Directors.  Specifically, our Restated Certificate of Incorporation requires that, absent Board approval, any merger or consolidation of us or any of our subsidiaries with or into any other corporation; any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our or any of our subsidiaries’ assets to any other corporation, person or entity; or any purchase, lease or other acquisition by us or any of our subsidiaries, of any assets and/or securities from any other corporation, person or entity in exchange for our voting securities (or securities convertible thereinto, or options, warrants or rights to purchase any such securities) or those of any of our subsidiaries, requires the affirmative vote of the holders of (a) at least 75% of the outstanding shares of each class of our capital stock entitled to vote in an election of directors and (b) at least a majority of the remaining outstanding shares, which are not directly or indirectly beneficially owned by such other corporation, person or entity to the transaction, of each such class of our capital stock entitled to vote in elections of directors, if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other party to the transaction is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of any class entitled to so vote.  Repeal or amendment of the foregoing provisions of the Restated Certificate of Incorporation requires a vote of the holders of at least 75% of the outstanding shares of each class of our stock entitled to vote on such repeal or amendment.

Our Restated Certificate of Incorporation and Restated By-laws also provide that any director may be removed at any time, without cause, by the affirmative vote, at any shareholders’ meeting, of the holders of at least 75% of the outstanding shares of each class of our capital stock entitled to vote at such meeting.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.

As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities—Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.

Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.

A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including the following:

•	the designation or title of the series of debt securities;

•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the terms for redemption, extension or early repayment, if any;

•	the currencies in which the series of debt securities are issued and payable;

•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;

•	the provision for any sinking fund;

•	any restrictive covenants;

•	events of default;

•	whether the series of debt securities are issuable in certificated form;

•	any provisions for legal defeasance or covenant defeasance;

•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the listing, if any, on a securities exchange;

•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.

General

The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Events of Default

Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of any series means any of the following:

•	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;

•	we do not pay interest on a debt security of the series within 30 days of its due date;

•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;

•
we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.

Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.

Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation

Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:

•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;

•	immediately after the transaction no Event of Default will exist;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we may make to an indenture and the debt securities issued thereunder.

Changes Requiring Approval

First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:

•	change the stated maturity of the principal of or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair the right of holders to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities may require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount outstanding of that series; and

•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount outstanding of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount outstanding of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities—Modification or Waiver—Changes Requiring Approval.”

Further Details Concerning Voting

When taking a vote, we expect to use the following rules to decide how much principal to attribute to a debt security:

•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities—Defeasance—Legal Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance

We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities—Indenture Provisions—Subordination” below. In order to achieve covenant defeasance, we must do the following:

•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were to be a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Legal Defeasance

As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), without causing the holders to be taxed on the debt securities any differently than absent the release (1) if there is a change in U.S. Federal tax law and (2) if we put in place the following other arrangements for holders to be repaid:

•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities—Indenture Provisions—Subordination.”

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:

•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Trustee

We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.

No Individual Liability of Incorporators, Stockholders or Directors

The indenture will provide that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation, in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the indenture securities or the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	The offering price and aggregate number of warrants offered;
•	The currency for which the warrants may be purchased;
•	If applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	If applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
In the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
In the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	The effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	The terms of our rights to redeem or sell the warrants;
•	Any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	The dates on which the right to exercise the warrants will commence and expire;
•	The manner in which the warrant agreements and warrants may be modified;
•	A discussion of any material U.S. federal income tax consequences of holding or exercising the warrants;
•	The terms of the securities issuable upon exercise of the warrants; and
•	Any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After such time on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the depositary shares that we may offer from time to time. The particular terms of the depositary shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

General

We may issue receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock. We will deposit the shares of preferred stock of any series represented by depositary shares with a depositary under a deposit agreement. We will identify the depositary in a prospectus supplement. Subject to the terms of the deposit agreement, the holders of depositary shares will be entitled, in proportion to the fraction of the share of preferred stock represented by such holder’s depositary share, to all of the rights and preferences to which such holder would be entitled if the holder owned the share of preferred stock represented by the depositary share directly (including dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Upon request, we will provide the holder with copies of the applicable form of deposit agreement. The depositary shares will be issued in book entry form only.

Dividends and Other Provisions

If the holder is a “record holder” (as defined below) of depositary receipts and we pay a cash dividend or other cash distribution with respect to the preferred stock represented by the depositary share, the depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred stock represented by the depositary receipts in proportion to the numbers of depositary shares owned by such holder on the record date for that dividend or distribution.

If we make a distribution in a form other than cash, the depositary will distribute the property it receives to the record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell the property and distribute the net proceeds from the sale to the record holders. The amount the depositary distributes in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on account of taxes.

A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other action. The record date for depositary shares will be the same as the record date for the preferred stock represented by those depositary receipts.

Withdrawal of Preferred Stock

If a holder surrenders depositary receipts, the depositary will be required to deliver certificates to such holder evidencing the number of shares of preferred stock represented by those receipts (but only in whole shares). If a holder delivers depositary receipts representing a number of depositary shares that is greater than the number of whole shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the fractional shares.

Redemption of Depositary Shares

If we redeem a series of shares of preferred stock represented by depositary receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select shares to be redeemed by lot, pro rata or by any other equitable method it may determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders of those depositary shares will cease, except the right to receive the redemption price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to each record holder of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how such holder would like his or her votes to be exercised. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with each holder’s instructions. We will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If a holder does not send specific instructions, the depositary will not vote the preferred stock represented by such depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded each applicable share of preferred stock, as has been set forth in a prospectus supplement.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if:

•	We redeem all outstanding depositary shares; or

•
We make a final distribution in respect of the related preferred stock to which the depositary shares and agreement relate, including in connection with any liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so. Additionally, we may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary and the successor accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50 million.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of the depositary shares and any redemption of the preferred stock. Each holder will pay other transfer and other taxes, governmental charges and other charges expressly provided for in the deposit agreement.

Miscellaneous

The depositary will forward to each holder all reports and communications from us that we are required, or otherwise determine, to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable under the deposit agreement to the holders other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general summary of certain provisions of the stock purchase contracts and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract that will be filed with the SEC in connection with the offering of such securities.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.”  The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.  The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts.  The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts which will be filed with the SEC each time we issue stock purchase contracts.  Material United States federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or contracts for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	Any provisions of the governing unit agreement that differ from those described below; and
•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	Directly to investors, including through a specific bidding, auction or other process;
•	To investors through agents;
•	Directly to agents;
•	To or through brokers or dealers;
•	To the public through underwriting syndicates led by one or more managing underwriters;
•	To one or more underwriters acting alone for resale to investors or to the public; or
•	Through a combination of any such methods of sale.
We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;
•	The purchase price of the securities and the proceeds to us from the sale;
•	Any options under which the underwriters may purchase additional securities from us;

•	Any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;
•	Any public offering price;
•	Any discounts or concessions allowed or reallowed or paid to dealers; or
•	Any securities exchange or market on which the securities offered in the prospectus supplement may be listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of Standard Motor Products, Inc., which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Kelley Drye & Warren LLP, New York, New York and Stamford, Connecticut. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants (which report on the consolidated financial statements expressed an unqualified opinion and contained explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006, the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective December 31, 2006, and the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective January 1, 2007), upon the authority of said firm as experts in accounting and auditing in giving said reports.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

Registration fee		$4,185
Transfer agent, depositary and trustee’s fees		(*)
Printing fees		(*)
Legal fees and expenses		(*)
Accounting fees and expenses		(*)
Miscellaneous		(*)
Total	$	(*)

*
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Standard Motor Products, Inc. (the “Company”) is a New York corporation. Section 722 of the New York Business Corporation Law (the “NYBCL”) provides that a corporation may indemnify a director or officer who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if he conducted himself in good faith, for a purpose which he reasonably believed was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 723 of the NYBCL provides that if an officer or director is successful on the merits or otherwise, he shall be entitled to indemnification against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Section 723 of the NYBCL also permits a corporation to pay expenses incurred by a director or officer in defending any proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation, or where indemnification is granted, to the extent expenses so advanced by the corporation exceed the indemnification to which he is entitled.

The Company’s restated and amended certificate of incorporation and restated bylaws provide that the Company shall indemnify its directors to the fullest extent permitted by Article 7 of the NYBCL.

Section 402(b) of the NYBCL authorizes a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except such provision shall not eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719 of the NYBCL (unlawful distributions).

The Company’s restated and amended certificate of incorporation contains a provision limiting the liability of a director to the fullest extent permitted by the NYBCL.

The Company maintains an officers’ and directors’ liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such. The policy does not reimburse the Company for indemnification obligations to its officers and directors.

Item 16.  Exhibits.

(a)	The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to common stock.

1.2*	Form of Underwriting Agreement relating to preferred stock.

1.3*	Form of Underwriting Agreement relating to debt securities.

3.1
Restated Certificate of Incorporation dated July 31, 1990 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-51565), filed on May 1, 1998).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation, dated July 31, 1990 (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (Registration No. 333-51565), filed on May 1, 1998).

3.3	Restated Bylaws, dated May 23, 1996 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.1*	Form of Indenture relating to debt securities.

4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.4*	Form of Stock Purchase Contract Agreement.

4.5*	Form of Unit Agreement.

4.6*	Form of Deposit Agreement.

4.7*	Certificate of Designation of Preferred Stock.

5.1	Opinion of Kelley Drye & Warren LLP.

12.1	Statement of Computation of Ratios.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included in signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility of the trustee for debt securities.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(B)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering; and

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at the date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purposes of determining any liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(C)
the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(D)	any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Standard Motor Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on August 6, 2009.

STANDARD MOTOR PRODUCTS, INC. (REGISTRANT)

By:	/s/ Lawrence I. Sills
Lawrence I. Sills
Chairman, Chief Executive Officer and Director

By:	/s/ James J. Burke
James J. Burke
Vice President, Finance and Chief Financial Officer

SIGNATURE AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Lawrence I. Sills and James J. Burke, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

August 6, 2009	/s/ Lawrence I. Sills
Lawrence I. Sills Chairman, Chief Executive Officer and Director (Principal Executive Officer)

August 6, 2009	/s/ James J. Burke
James J. Burke Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer))

August 4, 2009	/s/ Robert M. Gerrity
Robert M. Gerrity, Director

August 6, 2009	/s/ Pamela Forbes Lieberman
Pamela Forbes Lieberman, Director

August 3, 2009	/s/ Arthur S. Sills
Arthur S. Sills, Director

August 6, 2009	/s/ Peter J. Sills
Peter J. Sills, Director

August 3, 2009	/s/ Frederick D. Sturdivant
Frederick D. Sturdivant, Director

August 6, 2009	/s/ William H. Turner
William H. Turner, Director

August 6, 2009	/s/ Richard S. Ward
Richard S. Ward, Director

August 6, 2009	/s/ Roger M. Widmann
Roger M. Widmann, Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to common stock.

1.2*	Form of Underwriting Agreement relating to preferred stock.

1.3*	Form of Underwriting Agreement relating to debt securities.

3.1
Restated Certificate of Incorporation dated July 31, 1990 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-51565), filed on May 1, 1998).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation, dated July 31, 1990 (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-8 (Registration No. 333-51565), filed on May 1, 1998).

3.3	Restated Bylaws, dated May 23, 1996 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1996).

4.1*	Form of Indenture relating to debt securities.

4.2*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).

4.3*	Form of Warrant Agreement and Warrant Certificate.

4.4*	Form of Stock Purchase Contract Agreement.

4.5*	Form of Unit Agreement.

4.6*	Form of Deposit Agreement.

4.7*	Certificate of Designation of Preferred Stock.

5.1	Opinion of Kelley Drye & Warren LLP.

12.1	Statement of Computation of Ratios.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

24.1	Power of Attorney (included in signature pages of this Registration Statement).

25.1*	Form T-1 Statement of Eligibility of the trustee for debt securities.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.